                                                                       EXHIBIT 8

                                   SCHEDULE B

                               POOLING AGREEMENT

         THIS AGREEMENT is dated for reference the 11th day of December, 1998.

BETWEEN:

                      THE SHAREHOLDERS OF WELCOMETO SEARCH
              ENGINE, INC. LISTED ON SCHEDULE A TO THIS AGREEMENT

        (collectively referred to as the "Shareholders" and individually as "Shareholder")

                                              OF THE FIRST PART

AND:

           RUSSELL& DUMOULIN, Barristers & Solicitors of 2100 - 1075
                 West Georgia Street, Vancouver, B.C., V6E 3G2

                       (hereinafter called the "Trustee")

                                              OF THE SECOND PART

         WHEREAS pursuant to a Share Exchange Agreement dated December 11, 1998 (the "Share Exchange Agreement") between the Shareholders and WelcomeTo Search Engine, Inc. (the "Company") the Shareholders have acquired from the Company the number of shares set opposite the Shareholder's name in Schedule A to this Agreement (the "Shares");

         AND WHEREAS pursuant to the Share Exchange Agreement the Shareholders have agreed to place the Shares in Pool upon and subject to the terms and conditions contained in this Agreement.

         NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and in consideration of the sum of Ten Dollars ($10.00) now paid by the parties hereto, each to the other, (the receipt whereof is hereby acknowledged) and in further consideration of the mutual covenants and conditions hereinafter contained, the parties hereto agree as follows:

1.       PLACEMENT OF SHARES IN POOL

The Shareholders hereby severally agree each with the other and with the Trustee, that they will respectively deliver or cause to be delivered to the Trustee on or before the date of this Agreement certificates for their Shares in the Company as set out in the said Schedule "A" to be held by the Trustee on the terms contained herein, or, in the event that share certificates for the Shares are not available as of the date of this Agreement, the Shareholders agree that the Company will instruct the Company's transfer agent to deliver share certificates for the Shares directly to the Trustee as soon as they are available.

2.       RELEASE OF SHARES FROM POOL

The Shares shall be released and returned to the Shareholders, subject to the terms of this Agreement, one year from the completion of the share exchange detailed in the Share Exchange Agreement. The Trustee may deliver the share certificates for the Shares so released directly to the Company, in trust, for delivery by the Company to the Shareholders.

3.       ALTERATIONS OF CAPITAL

The parties hereto agree that the provisions of this agreement relating to the Shares shall apply mutatis mutandis to any shares or securities into which the Shares may be converted, changed, reclassified, redivided, redesignated, subdivided or consolidated and to any shares or securities of the Company or of any successor or continuing company or corporation of the Company that may be received by the registered holder of the Shares on a reorganization, amalgamation, consolidation or merger, statutory or otherwise, including the release calculation which will be adjusted so that the proportion of the Shares available for release is unaffected by the alteration of the capital of the Company.

4.       TRANSFER OF SHARES WITHIN POOL

No transfer of Shares by any Shareholder shall be effective and no application shall be made to the Company to register any such transfer until the proposed transferee enters into an agreement with the other parties hereto to the same effect as this Agreement. The Trustee shall not effect a transfer of the Shares within pool unless the Trustee has received a copy of an Acknowledgement in the form attached hereto as Schedule B executed by the person to whom the Shares are to be transferred. Notwithstanding the execution of an Acknowledgement by such a person, the transferor shall not be released from its obligations under this Agreement unless it has transferred all of its Shares.

5.       DIVIDENDS, DISTRIBUTIONS AND VOTING OF SHARES

The Shareholders will be entitled to receive all dividend payments and distributions of capital, if any, from the Shares while the Shares are subject to this Agreement, and may exercise all voting rights attached to the Shares.

6.       AMENDMENT OF AGREEMENT

Schedule A to this Agreement shall be amended upon a transfer of Shares pursuant to section 4, and the Trustee shall note the amendment on the Schedule A in its possession.

7.       SCOPE OF TRUSTEE'S DUTIES AND INDEMNIFICATION OF TRUSTEE

In exercising its duties and obligations as set forth in this Agreement, the Trustee will act in good faith and with impartiality towards each of the Company and the Shareholders.

The Trustee will have no duties or obligations in respect of the Shares other than those specifically set forth herein. The Trustee will not be bound in any way by any other contract or agreement between the parties hereto (except to the extent that the Trustee will consider the terms of the

Share Exchange Agreement) whether or not the Trustee has knowledge thereof or of its terms and conditions and the Trustee's only duty, liability and responsibility shall be to hold and deal with the Shares in accordance with this Agreement. The Trustee will be entitled, unless it has knowledge to the contrary, to assume that any notice and evidence received pursuant to these instructions from either the Company or the Shareholders has been duly executed by the party by whom it purports to have been signed and the Trustee will not be obligated to enquire into the sufficiency or authority of any signatures appearing on such notice or evidence. In the event that the Trustee is given written notice of any disagreement between the Company and the Shareholders resulting in adverse claims or demands being made in connection with the Shares or a disagreement as to the Shares to be released by the Trustee, the Trustee will not release the Shares until:

         (a) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction; or

         (b) the Company and the Shareholders give the Trustee written notice as to their agreement as to the release of the Shares.

In the event that the Trustee is given notice of any disagreement between the Company and the Shareholders resulting in adverse claims or demand being made in connection with the Shares or a disagreement as to the Shares to be released by the Trustee, the Trustee may, at its discretion, interpleas the Shares by delivering the Shares to a court of competent jurisdiction.

The Company will pay the Trustee on the basis of the Trustee's hourly rates for legal services, plus taxes and disbursements, for the performance of the Trustee's duties pursuant to this Agreement.

The Company and the Shareholders, jointly and severally, release, indemnify and save harmless the Trustee from all costs, charges, claims, demands, damages, losses and expenses resulting from the Trustee's compliance in good faith with this agreement.

8.       TRUSTEE NOT OBLIGED TO DEFEND ACTIONS

It is further agreed by and between the parties hereto, and without restricting the foregoing indemnity, that in case proceedings should hereafter be taken in any Court respecting the Shares hereby pooled, the Trustee shall not be obliged to defend any such action or submit its rights to the Court until it shall have been indemnified by other good and sufficient security in addition to the indemnity hereinbefore given against costs of such proceedings.

9.       RESIGNATION OF TRUSTEE

         (a) If the Trustee wishes to resign as Trustee in respect of the Shares, the Trustee shall give notice to the Shareholders;

         (b) If the Shareholders wish the Trustee to resign as Trustee in respect of the Shares, the Shareholders shall give notice to the Trustee;

         (c) A notice referred to in subsection (a) or (b) hereof shall be in writing and delivered to the Shareholders or the Trustee at their respective addresses set out on the first page or Schedule A of this agreement, and the notice shall be deemed to have been received on the date of delivery. The Shareholders or the Trustee may change their address for notice by giving notice to the other party in accordance with this agreement;

         (d) The resignation of the Trustee shall be effective and the Trustee shall cease to be bound by this agreement on the date that is 30 days after the date of receipt of the notice referred to in subsection (a) or (b) hereof or on such other date as the Trustee and the Shareholders may agree upon.

10.      FURTHER ASSURANCES

The parties hereto shall execute and deliver any further documents and perform any acts necessary to carry out the intent of this agreement.

11.      TIME

Time is of the essence of this agreement.

12.      GOVERNING LAWS

This agreement shall be construed in accordance with and bound by the laws of British Columbia and the laws of Canada applicable in British Columbia.

13.      ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the parties hereto and each of their heirs, executors, administrators, successors and permitted assigns.

14.      EXECUTION IN COUNTERPART AND BY FACSIMILE

This Agreement may be executed in several parts in the same form, and by facsimile, and such part as so executed shall together constitute one original agreement, and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

         IN WITNESS WHEREOF the parties hereto have executed these presents as and from the day and year first above written.


RUSSELL & DUMOULIN

Per:


         ----------------------------------
         Authorized Signatory

                                   SCHEDULE A
          TO A POOLING AGREEMENT DATED THE 11TH DAY OF DECEMBER, 1998

Shareholder's Name               No. of Shares          Signature
------------------               -------------          ---------

Greg Beaudin                     1,130,000              -----------------------
13-150 West 10th Avenue
Vancouver BC V5Y 1R8

Lorin Bordeville                    80,000              -----------------------
1889 Bradner Road
Abbotsford BC V4X 1E1

Brooke Bouchard                     40,000              -----------------------
421 Lamont Blvd
Winnipeg MB R3P 0G4

Dolores Brathwaite                  21,054              -----------------------
65-73 162nd Street, Apt. 2L
Flushing NY 11365-2640

Ellen Braverman                     10,000              -----------------------
3637 Cambie Street, #109
Vancouver BC V5Z 2X3

Scott & Kelly Bryll                 60,000              -----------------------
P.O. Box 472
Gillam MB ROB 0L0

Alan Campney                        25,000              -----------------------
1975 Hosmer Avenue
Vancouver BC V6J 2S7

Maurice Caouette                   128,000              -----------------------
P.O. Box 63
Sorrento BC V0E 2W0

Allison & Don Caron                 40,000              -----------------------
#171 Oakdean Blvd
Winnipeg MB R3J 3N8

Jim Cassidy                          10,00              -----------------------
#2806-930 Cambie Street
Vancouver BC V6B 5X6

Doug Chapman                       280,000              -----------------------
2881 West 8th Avenue
Vancouver BC V6K 2B8

Shareholder's Name             No. of Shares        Signature
------------------             -------------        ---------

George Chapman                  20,000              -------------------------
1864 Portage Avenue
Winnipeg MB R3J 0H2

Glenn Collins                   40,000              -------------------------
3915 Bedwell Bay
Belcarra BC V3H 4P8

Kevin Coughlin                 100,000              -------------------------
104 Wordsworth Way
Winnipeg MB R3K 0K4

Zhenzhong Dai                   10,000              -------------------------
2135 Tower Court
Port Coquitlam BC V3C 5E3

Scott Despot                    20,000              -------------------------
Apt. #25
1091 Broughton Street
Vancouver BC V6G 2A9

Deborah DesRivieres             40,000              -------------------------
Box 900, RR2
Ste. Anne MB R5H 1R2

Louise Dolnik                   80,000              -------------------------
6036 Inglewood Place
Delta BC V4E 2Y6

Craig Donoghue                  40,000              -------------------------
S.37 C.1 RR#1
Okanagan Falls BC V0H 1R0

Michael Doyle                   67,000              -------------------------
2-2524 West 7th Avenue
Vancouver BC V6K 1Y9

Darin Fauth                     13,334              -------------------------
196 Rivercrest Close SE
Calgary AB  T2C 4H3

Aline Fillion                   40,000              -------------------------
77 Moore Avenue
Winnipeg MB R2M 2C3

Shareholder's Name                No. of Shares       Signature
------------------                -------------       ---------

Brent Forgeron                   1,130,000           -------------------------
2041 Parkhurst Road
North Vancouver BC V7J 1J1

Sally Forgeron                      40,000           -------------------------
36 Sansome Avenue
Winnipeg MB R3K 0P2

Lawrence Fox                        25,000           -------------------------
360 South Borough Drive
West Vancouver BC V7S 1M1

Tzvi Freeman                         5,000           -------------------------
5729 Montgomery Street
Vancouver BC V6M 2X3

Freddy Fuller                    1,207,667           -------------------------
2538 Ross Road
Abbotsford BC V4X 1J3

Frederick Fuller Foundation         40,000           -------------------------
2538 Ross Road
Abbotsford BC V4X 1J3

Susie Fuller                        40,000           -------------------------
2538 Ross Road
Abbotsford BC V4X 1J3

F.O.C.U.S. Inc.                     50,417           -------------------------
3551 Sylvan Edge Drive
Tampa Bay, FL 34685

Chris Gagnon                        56,000           -------------------------
2374 Kilmamock Crescent
North Vancouver BC V7J 2Z3

Jeanette Greenhut                   40,000           -------------------------
878 West 45th Avenue
Vancouver BC V5Z 2P9

Joan Guttormasson                   40,000           -------------------------
Suite 5
230 Hugo Street North
Winnipeg MB R3M 2N4

Shareholder's Name                 No. of Shares     Signature
------------------                 -------------     ---------

Kris Guttormsson                   250,000           -----------------------
1777 Frances Street, Apt. 213
Vancouver BC V5L 4Y6

Saline Guttormsson                  40,000           -----------------------
227 Cordova Street
Winnipeg MB R3N 1A3

Colin Hall                         730,000           -----------------------
M2-601 West Broadway
Vancouver BC V5Z 4C2

Marni Hardin                         5,000           -----------------------
6835 Laurel Street
Vancouver BC V6P 3T6

Rosalee and Marni Hardin            40,000           -----------------------
6835 Laurel Street
Vancouver BC V6P 3T6

Tamara Harvey                        5,000           -----------------------
#303-2755 Cooperative Way
Vancouver BC V5M 4S4

Dave Hodgson                        40,000           -----------------------
4612 Blackcomb Way
Whistler BC V0N 1B4

Dale Hopfner                        40,000           -----------------------
Box 328
Saint Rose MB R0L 1S0

Gaston Howard                       40,000           -----------------------
9167 146A Street
Surrey BC V3R 6Z6

Joel Katzevman                      15,248           -----------------------
Unit 312
1655 Nelson Street
Vancouver BC V6G 1M4

Max Kesmodel                        72,900           -----------------------
2105 1/2 South Beverly Glen
Los Angeles CA 90025

Shareholder's Name              No. of Shares        Signature
------------------              -------------        ---------

Lauren Investments Ltd.          50,000              ------------------------
Suite 407
1490 Pennyfarthing Drive
Vancouver BC V6J 4Z3

Michael Lightheart              200,000              ------------------------
75-3031 Williams Road
Richmond BC V7E 4E9

M & M Film Stunts Ltd.           40,000              ------------------------
2512 Ottawa Avenue
West Vancouver BC V7V 2T4

James Milligan                   52,380              ------------------------
518 Big Hill
Hope ID 83836

Sharalee Milligan                40,000              ------------------------
980 County Road W S-1204
Fremont NE 68025-7914

Brad Muise                       40,000              ------------------------
9421 Snowberry Court
Burnaby BC V5A 4A6

N&R Hopfner Farms Ltd.           40,000              ------------------------
P.O. Box 454
STe. Rose Du Lac MB
R0L 1S0

Gary Newsham                     20,000              ------------------------
102 Devos Road
Winnipeg MB R3T 5Y1

Krista Peak                      40,000              ------------------------
15480 Juniper Drive
Marne MI 49435

Pedro Eiler Pederson             80,000              ------------------------
1809 Arborlynn Drive
North Vancouver BC V7J 2V7

Shareholder's Name                No. of Shares       Signature
------------------                -------------       ---------

Penstar Management                50,000             -------------------------
Incorporated
Attention: Joe Wurz
5544 Woodchuck Place
North Vancouver BC V7R 4P1

Nelson Phillips                   40,000             -------------------------
P.O. Box 1043
Whistler BC V0N 1B0

Dale Regan                        10,000             -------------------------
#23-777 Burrard Street
Vancouver BC V6Z 1X7

Eric Roy                          24,000             -------------------------
1356 Arbutus Street
Vancouver BC V6J 3W8

Helen Rygmyr                      90,000             -------------------------
8865 River Heights Way
Inver Grove Heights MN 5507

Spartan Capital Inc.             100,000             -------------------------
(Attention: Damon Poole)
7 Prince Street
Belize City, Belize

Michael Spear                     10,000             -------------------------
Box 57 Peterson-Betts Road
Louis Creek BC V0E 2E0

Shawn Stuart                      11,000             -------------------------
8200 Sheares Road
Delta BC V4C 8G4

Cliff Sweeney                    115,000             -------------------------
2915 Dollarton Highway
North Vancouver BC V7H 1B1

T-Bone Productions Inc.           20,000             -------------------------
501-1159 Main Street
Vancouver BC V6A 4B6

Brenda Thompson                   40,000             -------------------------
4 Waterford Bay
Winnipeg MB R3T 1H5

Shareholder's Name              No. of Shares         Signature
------------------              -------------         ---------

Gerald & Margared Trayturik     40,000               -------------------------
123 Harris Blvd
Winnipeg MB R3J 3P3

Diane Ukranic                   40,000               -------------------------
#6-1375 West 14th Avenue
Vancouver BC V6H 1R2

Bing Wu                         11,000               -------------------------
3993 Edinburgh Street
Burnaby BC V5C 1R4

Bo Yang                         10,000               -------------------------
9897-132A Street
Surrey BC V3T 5E8

Zequn (Trevor) Zhuang          120,000               -------------------------
#3-6592 Telford Avenue
Burnaby BC V5H 2Z2